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                                                                     EXHIBIT (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Managing General Partners
Van Kampen Exchange Fund (A California Limited Partnership)


     We consent to the use of our report included in the Statement of Additional Information and to the reference to our Firm under the heading "Investment Advisory and Other Services" in the Statement of Additional Information.


                                          /s/  KPMG LLP


Chicago, Illinois
April 28, 2000